Exhibit 4.1
$2,000,000,000
AMENDMENT NO. 1
dated as of May 4, 2006
to the Five-Year Credit Agreement
dated as of May 20, 2004
among
Marathon Oil Corporation
The Co-Agents and Other Lenders Party Hereto
Bank of America, N.A.,
as Syndication Agent
Citibank, N.A. and
Morgan Stanley Bank,
as Documentation Agents,
and
JPMorgan Chase Bank, N.A.,
as Administrative Agent

AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT
     AMENDMENT dated as of May 4, 2006 to the Five-Year Credit Agreement dated as of May 20, 2004 (the “Credit Agreement”) among MARATHON OIL CORPORATION (the “Borrower”), the CO-AGENTS and other LENDERS (the “Lenders”) party hereto, BANK OF AMERICA, N.A., as Syndication Agent, CITIBANK, N.A. and MORGAN STANLEY BANK, as Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H :
     WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
     Section 2. Amendments.
     (a) The definition of “Borrower’s 2003 Form 10-K” in Section 1.01 of the Credit Agreement is replaced as follows:
     “Borrower’s 2005 Form 10-K” means the Borrower’s annual report on Form 10-K for 2005, as filed with the SEC pursuant to the Exchange Act.
     (b) The definition of “Documentation Agents” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:
     “Documentation Agents” means Citibank, N.A. and Morgan Stanley Bank, in their capacity as documentation agents in connection with the credit facility provided under this Agreement.
     (c) The definition of “MAP Facility” in Section 1.01 of the Credit Agreement is deleted.

     (d) The definition of “Required Lenders” is amended to read in its entirety as follows:
          “Required Lenders” means at any time, Lenders having more than 50% in aggregate amount of the Credit Exposures at such time.
     (e) The definition of “Termination Date” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:
          “Termination Date” means May 4, 2011, or such later date to which the Termination Date may be extended pursuant to Section 2.19, or if any such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.
     (f) Section 2.16(b) of the Credit Agreement is amended by (x) changing the amount, specified therein from $2,000,000,000 to $2,500,000,000 and (y) deleting “plus the amount of any Transfers made pursuant to Section 2.17.”
     (g) Section 2.17 of the Credit Agreement is deleted and replaced with the word “Deleted”.
     (h) Section 2.19 of the Credit Agreement is inserted as follows:
     Section 2.19. Extension Option. (a) The Termination Date may be extended in the manner set forth in this Section for a period of one year from the Termination Date then in effect. If the Borrower wishes to request an extension of the Termination Date, the Borrower shall give written notice to that effect to the Administrative Agent not less than 30 days nor more than 90 days prior to each anniversary of the date hereof that occurs on or prior to the Termination Date then in effect, whereupon the Administrative Agent shall promptly notify each of the Lenders of such request. Each Lender will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its sole and absolute discretion, within 30 days of such notice to the Administrative Agent. If any Lender shall not have responded affirmatively within such 30-day period, such Lender shall be deemed to have rejected the Borrower’s proposal to extend its Commitment and only the Commitments of those Lenders which have responded affirmatively shall be extended, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit I hereto (the “Extension Agreement”) duly completed and signed by the Borrower, the Administrative Agent and all of the Lenders which have responded affirmatively. No extension of the Commitments pursuant to this Section 2.19 shall be legally binding on any party hereto unless and until such Extension Agreement is so executed and delivered by Lenders having more than 50% of the aggregate amount of the Commitments.

3

     (b) If any Lender rejects, or is deemed to have rejected, the Borrower’s proposal to extend its Commitment, (A) this Agreement shall terminate on the Termination Date then in effect with respect to such Lender, (B) the Borrower shall pay to such Lender on such Termination Date any amounts due and payable to such Lender on such date and (C) the Borrower may, if it so elects, designate a Person not theretofore a Lender and acceptable to the Administrative Agent to become a Lender, or agree with an existing Lender that such Lender’s Commitment shall be increased, provided that any designation or agreement may not increase the aggregate amount of the Commitments. Upon execution and delivery by the Borrower and such replacement Lender or other Person of an instrument of assumption in form and amount satisfactory to the Administrative Agent and execution and delivery of the Extension Agreement pursuant to Section 2.19(a), such existing Lender shall have a Commitment as therein set forth or such other Person shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder. On the date of termination of any Lender’s Commitment as contemplated by this subsection (b), the respective participations of the other Lenders in all outstanding Letters of Credit shall be redetermined on the basis of their respective Commitments after giving effect to such termination, and the participation therein of the Lender whose Commitment is terminated shall terminate; provided that the Borrower shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit within the limits of the Commitments which are not terminated, prepay on such date a portion of the outstanding Loans, and such redetermination and termination of participations in outstanding Letters of Credit shall be conditioned upon its having done so.
     (c) The Administrative Agent shall promptly notify the Lenders of the effectiveness of each extension of the Commitments pursuant to this Section 2.19.
     (i) Section 4.04(a) of the Credit Agreement is amended by changing the reference to the date “December 31, 2003” to “December 31, 2005” and the reference to “Borrower’s 2003 Form 10-K” to “Borrower’s 2005 Form 10-K”.
     (j) Section 4.04(b) of the Credit Agreement is deleted.
     (k) Section 4.04(c) of the Credit Agreement is amended by changing the reference to the date “March 31, 2004” to “December 31, 2005”.
     (l) Section 4.05 of the Credit Agreement is amended by changing the reference to “Borrower’s 2003 Form 10-K” to “Borrower’s 2005 Form 10-K” and

4

by deleting the phrase “and in the Borrower’s quarterly report on Form 10-Q filed with the SEC on May 4, 2004.”
     (m) Section 5.01(a) of the Credit Agreement is deleted and replaced with the following:
     (a) as soon as available and in any event within 75 days after the end of each fiscal year of the Borrower (or such shorter period as may be required by the SEC), a consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;
     (n) Section 9.06(b) of the Credit Agreement is amended to delete item (iv) and move the word “and” that precedes it to precede item (iii).
     (o) The form of Extension Agreement referred to in Section 2(h) above, and attached hereto, is added as “Exhibit I” to the Credit Agreement.
     Section 3. Changes in Commitments. With effect from and including the Amendment Effective Date, (i) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender in the Commitment Schedule attached hereto and (ii) the Commitment Schedule attached hereto shall replace the Commitment Schedule attached to the Credit Agreement. On the Amendment Effective Date, any Lender party to the Credit Agreement which is not listed in the Commitment Schedule attached hereto (each, an “Exiting Lender”) shall cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of each Exiting Lender shall be due and payable on such date; provided that the provisions of Sections 8.03, and 9.03 of the Credit Agreement shall continue to inure to the benefit of each Exiting Lender after the Amendment Effective Date.
     Section 4. Changes in Pricing Schedule. The Pricing Schedule attached to the Credit Agreement (the “Existing Pricing Schedule”) is deleted and replaced by the Pricing Schedule attached to this Amendment (the “New Pricing Schedule”). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the date hereof. The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the date hereof.
     Section 5. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment

5

Effective Date and (ii) no Event of Default will have occurred and be continuing on such date.
     Section 6. Effect of Amendments. Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.
     Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Section 9. Effectiveness. (a) This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to satisfaction of the following conditions:
     (i) the Administrative Agent shall have received from each of the parties listed in the signature pages hereof a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and
     (ii) the Administrative Agent shall have received an opinion of the General Counsel or Assistant General Counsel of the Borrower dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent; and
     (iii) the Administrative Agent shall have received evidence satisfactory to it that the Credit Agreement dated as of July May 20, 2004, among the Marathon Petroleum Company LLC (formerly known as Marathon Ashland Petroleum LLC), the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Existing MAP Credit Agreement”) has been terminated.
     (b) Marathon Petroleum Company LLC and the other parties hereto, which other parties comprise the “Required Lenders” as defined in the Existing MAP Credit Agreement, hereby agree that the “Commitments” under the Existing MAP Credit Agreement shall terminate automatically upon the effectiveness of this Amendment, without need for notice or other action by any party, and that accrued facility fees and any other amounts payable under the Existing MAP Credit Agreement shall be due and payable at such time.

6

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MARATHON OIL CORPORATION

By:	/s/ P.C. Reinbolt

Name: P.C. Reinbolt
Title: V.P. Finance & Treasurer

Solely for the purposes of Section 9(b):

MARATHON PETROLEUM COMPANY LLC

By:	/s/ R.R. Young

Name: R.R. Young
Title: Treasurer

Administrative Agent

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as Lender

By:	/s/ Beth Lawrence

Name: Beth Lawrence
Title: Managing Director

Syndication Agent

BANK OF AMERICA, N.A., as Syndication
Agent and as Lender

By:	/s/ Ronald E. McKaig

Name: Ronald E. McKaig
Title: Senior Vice President

MORGAN STANLEY BANK, as a
Documentation Agent and as Lender

By:	/s/ Daniel Twenge

Name: Daniel Twenge
Title: Vice President
Morgan Stanley Bank

CITIBANK, N.A., as a Documentation
Agent and as Lender

By:	/s/ Amy Pincu

Name: Amy Pincu Title: Attorney-in-fact

Lenders

ABN AMRO BANK N.V.

By:	/s/ Joshua Wolf

Name: Joshua Wolf Title: Vice President

By:	/s/ M. Aamir Khan

Name: M. Aamir Khan Title: Assistant Vice President

BNP PARIBAS

By:	/s/ Betsy Jocher

Name: Betsy Jocher
Title: Director

By:	/s/ Polly Schott

Name: Polly Schott
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Kelton Glasscock

Name: Kelton Glasscock
Title: Vice President & Manager

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu

Name: Ming K. Chu
Title: Vice President

By:	/s/ Vincent Wong

Name: Vincent Wong
Title: Vice President

LEHMAN BROTHERS BANK, FSB

By:	/s/ Gary T. Taylor

Name: Gary T. Taylor
Title: Senior Vice President

NATIONAL CITY BANK

By:	/s/ Thomas E. Redmond

Name: Thomas E. Redmond
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Nadine Bell

Name: Nadine Bell
Title: Senior Manager

SOCIETE GENERALE

By:	/s/ Stephen W. Warfel

Name: Stephen W. Warfel
Title: Director

FIFTH THIRD BANK

By:	/s/ Christopher L. Motley

Name: Christopher L. Motley
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Craig J. Anderson

Name: Craig J. Anderson
Title: Vice President

COMERICA BANK

By:	/s/ Charles T. Johnson

Name: Charles T. Johnson
Title: Vice President

CREDIT SUISSE Cayman Islands Branch (F/K/A CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch)

By:	/s/ David Dodd

Name: David Dodd
Title: Vice President

By:	/s/ Mikhail Faybusovich

Name: Mikhail Faybusovich
Title: Associate

DNB NOR BANK ASA

By:	/s/ Jack Sun

Name: Jack Sun
Title: Vice President

By:	/s/ Giacomo Landi

Name: Giacomo Landi
Title: First Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Raymond Ventura

Name: Raymond Ventura
Title: Deputy General Manager

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Slye

Name: David Slye
Title: Vice President

STANDARD CHARTERED BANK

By:	/s/ Freida Youlios

Name: Freida Youlios
Title: Vice President

By:	/s/ Robert K. Reddington

Name: Robert K. Reddington
Title: AVP Credit Documentation
Credit Risk Control

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William M. Ginn

Name: William M. Ginn
Title: General Manager

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Allison Newman

Name: Allison Newman
Title: Vice President

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton

Name: Mark Walton
Title: Assistant Vice President

US BANK, N.A.

By:	/s/ M. Scott Donaldson

Name: M. Scott Donaldson
Title: Vice President

BAYERISCHE LANDESBANK, acting through its Cayman Islands Branch

By:	/s/ Stephen Christenson

Name: Stephen Christenson
Title: First Vice President

By:	/s/ Norman McClave

Name: Norman McClave
Title: First Vice President

RIYAD BANK

By:	/s/ Keith S. Tenny

Name: Keith S. Tenny
Title: General Manager

By:	/s/ Richard P. Zimpfer

Name: Richard P. Zimpfer, II
Title: Vice President & Controller

BANCO BILBAO VIZCAYA ARGENTARIA

By:	/s/ Hector O. Villegas

Name: Hector O. Villegas
Title: Vice President Global Corporate Banking

By:	/s/ Mirat Vizan

Name: Mirat Vizan
Title: VP Global Corp Banking

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ W. Bryan Chapman

Name: W. Bryan Chapman
Title: Senior Vice President,
Manager-Energy Lending

ARAB BANKING CORPORATION

By:	/s/ L.C. Rigby

Name: L.C. Rigby
Title: VP

By:	/s/ Barbara C. Sanderson

Name: Barbara C. Sanderson
Title: VP Head of Credit

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$185,000,000
Bank of America, N.A.	$185,000,000
Morgan Stanley Bank	$185,000,000
Citibank, N.A.	$165,000,000
ABN Amro Bank, N.V.	$85,000,000
BNP Paribas	$85,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$85,000,000
Deutsche Bank AG	$85,000,000
Lehman Brothers Bank, FSB	$85,000,000
National City Bank	$85,000,000
The Bank of Nova Scotia	$85,000,000
Societe Generale	$85,000,000
Fifth Third Bank	$60,000,000
The Bank of New York	$40,000,000
Comerica	$40,000,000
Credit Suisse, Cayman Branch	$40,000,000
DnB NOR Bank ASA	$40,000,000
Mizuho Corporate Bank, Ltd	$40,000,000
The Royal Bank of Scotland plc	$40,000,000
Standard Chartered Bank	$40,000,000
Sumitomo Mitsui Banking Corporation	$40,000,000
Wachovia Bank, National Association	$40,000,000
William Street	$40,000,000
U.S. Bank, N.A.	$40,000,000
Bayerische Landesbank, Cayman Islands Branch	$28,000,000
Riyad Bank	$22,000,000
Banco Bilbao Vizcaya Argentaria	$20,000,000
Amegy Bank National Association	$15,000,000
Arab Banking Corporation	$15,000,000

Total	$2,000,000,000

PRICING SCHEDULE
     Each of “Facility Fee Rate” and “Euro-Dollar Margin” means, for any day, the rate per annum set forth below in the row opposite such term and in the column corresponding to the Pricing Level and usage that apply on such date:

Pricing Level	Level I	Level II	Level III	Level IV	Level V
Facility Fee Rate	0.050%	0.060%	0.080%	0.100%	0.125%
Euro-Dollar Margin,
Usage < 50%	0.200%	0.240%	0.270%	0.350%	0.525%
Usage ≥ 50%	0.250%	0.290%	0.320%	0.450%	0.625%
     For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:
     “Level I Pricing” applies on any day on which the Borrower’s long-term debt is rated A or higher by S&P or A2 or higher by Moody’s.
     “Level II Pricing” applies on any day on which (i) the Borrower’s long-term debt is rated A - or higher by S&P or A3 or higher by Moody’s and (ii) Level I Pricing does not apply.
     “Level III Pricing” applies on any day on which (i) the Borrower’s long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody’s and (ii) none of Level I Pricing and Level II Pricing applies.
     “Level IV Pricing” applies on any day on which (i) the Borrower’s long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody’s and (ii) none of Level I Pricing, Level II Pricing and Level III applies.
     “Level V Pricing” applies on any day if no other Pricing Level applies on such day.
     “Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV, or Level V Pricing applies on any day.
     The “Usage” applicable to any date is the percentage equivalent of a fraction the numerator of which is the Total Outstanding Amount at such date and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Total Outstanding Amount remains following the termination of the Commitments, Usage will be deemed to be 100%.
     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The ratings in effect for any day are those in effect at the close of business on such day.

     In the case of split ratings from S&P and Moody’s, the rating to be used to determine the applicable Pricing Level is the higher of the two (e.g., A-/Baa1 results in Level II Pricing); provided that if the split is more than one full rating category, the intermediate (or higher of the two intermediate ratings) will be used (e.g., A-/Baa2 results in Level III Pricing, as does A-/Baa3).

EXHIBIT I
FORM OF EXTENSION AGREEMENT
JPMorgan Chase Bank, N.A.
as Administrative Agent
under the Five-Year Credit Agreement
referred to below
Ladies and Gentlemen:
     The undersigned hereby agrees to extend, effective [Extension Date], the Termination Date under the Five-Year Credit Agreement dated as of May 20, 2004 (as amended from time to time, the “Five-Year Credit Agreement”) among Marathon Oil Corporation (the “Borrower”), the Lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for one year to [date to which the Termination Date is extended]. Terms defined in the Five-Year Credit Agreement are used herein with the same meaning.
     This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[LENDERS]

By:

Name:
Title:

Agreed and accepted:

MARATHON OIL CORPORATION

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:
Title: